Exhibit 99.1

Parks! America, Inc.

Reports Third Quarter Fiscal Year 2025 Financial Results

Management to host conference call on Monday, August 11, 2025, at 4:30 PM ET

PINE MOUNTAIN, Georgia, August 8, 2025 — Parks! America, Inc. (OTCQX: PRKA), today announced its financial results for the third fiscal quarter ended June 29, 2025. The summary information in this press release should not be used as the sole basis for making investment decisions. We encourage shareholders to read our complete Form 10-Q, which has been posted on the Investor Info section of the Company’s website, www.parksamerica.com, for a complete view of the Company and its results.

Segment Financial Results for the 13 and 39 weeks ended June 29, 2025

The Company manages its operations on an individual location basis. Financial information regarding each of the Company’s reportable segments is summarized in the tables below.

	For the 13 weeks ended		For the 39 weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Total revenues:
Georgia Park	$1,999,462	$2,200,174	$4,156,567	$4,489,128
Missouri Park	656,191	675,283	1,320,280	1,317,737
Texas Park	820,267	573,287	1,771,552	1,497,704
Consolidated	$3,475,920	$3,448,744	$7,248,399	$7,304,569

Income before income taxes:
Georgia Park	$988,670	$1,172,530	$1,471,158	$1,724,017
Missouri Park	216,749	222,714	174,327	166,886
Texas Park	333,531	107,086	348,605	102,137
Segment income	1,538,950	1,502,330	1,994,090	1,993,040
Corporate expenses	(277,876)	(401,082)	(849,711)	(911,490)
Depreciation and amortization	(230,756)	(230,852)	(659,619)	(672,648)
Contested proxy and related matters, net	103,657	(746,570)	670,814	(2,037,822)
Tornado expenses and write-offs, net	—	53,755	—	53,755
Legal settlement	—	(75,000)	—	(75,000)
Other operating expenses, net	(13,750)	—	(13,698)	(35,754)
Other income, net	18,345	31,412	57,050	101,325
Interest expense	(53,970)	(46,923)	(166,148)	(147,515)
Consolidated	$1,084,599	$87,070	$1,032,778	$(1,732,109)

	For the 13 weeks ended		For the 39 weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Depreciation and amortization:
Georgia Park	$106,876	$97,059	$295,124	$283,107
Missouri Park	55,332	59,184	163,413	173,604
Texas Park	68,134	74,195	199,840	214,695
Corporate	414	414	1,242	1,242
Consolidated	$230,756	$230,852	$659,619	$672,648

Capital expenditures
Georgia Park	$65,100	$98,867	$1,003,894	$372,059
Missouri Park	30,364	4,569	63,887	79,614
Texas Park	-	81,483	114,068	218,118
Consolidated	$95,464	$184,919	$1,181,849	$669,791

	As of
	June 29, 2025	September 29, 2024
Total assets:
Georgia Park	$7,618,521	$7,520,918
Missouri Park	2,880,382	3,399,324
Texas Park	8,019,019	7,812,661
Corporate	72,147	461,168
Consolidated	$18,590,070	$19,194,071

Total cash & short-term investments:
Georgia Park	$1,277,036	$1,800,623
Missouri Park	488,063	870,918
Texas Park	891,416	570,122
Corporate	31,146	82,705
Consolidated	$2,687,661	$3,324,368

Asset less cash & short-term investments:
Georgia Park	$6,341,485	$5,720,295
Missouri Park	2,392,320	2,528,406
Texas Park	7,127,603	7,242,539
Corporate	41,002	378,463
Consolidated	$15,902,409	$15,869,703

Conference Call and Webcast Details

The Company will host a conference call to review its financial results of the third quarter of fiscal year 2025 on August 11, 2025, at 4:30 pm ET. The conference call will be webcast and can be accessed through the Investor Info section of the Company’s website, www.parksamerica.com.

All participants on the conference call will have the opportunity to ask a question. You may also email your question to invest@parksamerica.com prior to the call. A transcript of the call will be available on the Company’s website.

About Parks! America, Inc.

Parks! America, Inc. (OTCQX: PRKA), through our wholly owned subsidiaries, owns and operates three regional safari parks and is in the business of acquiring, developing and operating local and regional entertainment assets in the United States.

Additional information, including our Annual Report on Form 10-K for the fiscal year ended September 29, 2024, is available in the Investor Info section of the Company’s website, www.parksamerica.com.

Cautionary Note Regarding Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements include statements concerning our future plans, business strategy, liquidity, capital expenditures, sources of revenue and other similar statements that are not historical in nature. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this news release and speak only as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ significantly from those expressed or implied by such forward-looking statements. Readers are advised to consider the factors listed under the heading “Risk Factors” and the other information contained in the Company’s Annual Report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

John Grau

InvestorCom

(203) 972-9300

info@investor-com.com